SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 20, 2010

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 20, 2010 Meridian Bioscience, Inc. (the “Company”) and Meridian Bioscience Europe, S.A., a Société anonyme organized under the laws of Belgium and wholly owned subsidiary of the Company (the “Foreign Buyer” and together with the Company, the “Buyer”), both entered into and consummated the transactions contemplated by a Stock Purchase Agreement (the “Agreement”) with Marco Giuseppe Calzavara and Vittorio Giovanni Calzavara (each individually a “Seller” and collectively, the “Sellers”) pursuant to which the Company acquired from the Sellers all of the issued and outstanding capital stock of Bioline USA Inc. and Bioline (Aust) Pty Ltd. and the Foreign Buyer acquired from the Sellers all of the issued and outstanding capital stock Bioline Ltd., Bioline GMBH and Bioline Reagents Ltd. on the terms and conditions set forth in the Agreement.

The group of Bioline companies, headquartered in London with operations in Germany, Australia, and the United States, manufacture and distribute specialized molecular biology reagents for the life science research, biotech, pharmaceutical and commercial diagnostic markets.  Pursuant to the Agreement, the Buyer paid the Sellers approximately $23.3 million in cash as consideration for the stock of these companies. In connection with the Agreement an Escrow Agreement and Post-Closing Adjustment Escrow Agreement were also entered into which provide respectively for the deposit into escrow of £1,000,000 and £500,000. The funds deposited pursuant to the Escrow Agreement are intended to satisfy any claims made by a Buyer or Buyer indemnitee against any Seller. The Post-Closing Adjustment Escrow Agreement was entered into for the purpose of adjusting the purchase price after the closing pursuant to certain excess cash, working capital and EBITDA determinations.

The foregoing description of the Agreement does not purport to be complete is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Agreement has been incorporated by reference to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties thereto. Specifically, the assertions embodied in the representations, warranties and covenants contained in the Agreement were made only as of the date of the Agreement or such other date as specified in the Agreement and are qualified by information in confidential disclosure schedules to the Agreement, which have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement. The Company will furnish copies of any disclosure schedule to the Securities and Exchange Commission (the “Commission”) upon request. Moreover, certain representations, warranties and covenants in the Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Accordingly, the representations, warranties and covenants in Agreement may not constitute the actual state of facts about the parties thereto.

On July 20, 2010, the  Company issued a press release announcing its consummation of the transactions contemplated by the Agreement.   A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On July 20, 2010, the  Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2010 (the “Financial Results”).  A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

2.1	Stock Purchase Agreement dated as of July 20, 2010 among Meridian Bioscience, Inc., Meridian Bioscience Europe, S.A. and Marco Giuseppe Calzavara and Vittorio Giovanni Calzavara.

99.1	Press Release dated July 20, 2010 reporting the Agreement.

99.2	Press Release dated July 20, 2010 reporting the Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: July 23, 2010	By:	/s/ Melissa Lueke
Melissa Lueke
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)